PRESS RELEASE

FOR IMMEDIATE RELEASE MAY 4, 2010

First Reliance Bank Reports Positive First Quarter Net Income

FLORENCE, South Carolina – First Reliance Bancshares, Inc., (OTC Bulletin Board: FSRL), the holding company for First Reliance Bank, announces results for the period ended March 31, 2010.

“We are pleased to say that First Reliance Bank got off to a good start in 2010, realizing profits in January, February, and March,” says Rick Saunders, President and CEO of First Reliance Bank. “The bank continues to be well capitalized above regulatory requirements, and it has strong liquidity,” he adds. Saunders noted that during the first quarter of 2010, First Reliance also benefitted from improved margin and lower cost of funds.

“Additionally, credit quality is stabilizing,” says Saunders. “We have a sound credit review process and aggressive risk review methodology.”

According to Jeffrey A. Paolucci, First Reliance Bank’s Executive Vice President and Chief Financial Officer, the bank has non-performing assets, primarily localized to the coast, and has taken the following steps to manage risk exposure:
•	Forming a Loss Mitigation and Recovery Division staffed with experienced bankers who specifically handle non-performing and deteriorating assets;
•	Strengthening the bank’s already solid credit review process, aggressive risk review methodology, and conservative, proactive lending policies;
•	Developing a Special Risk Committee of the Board to lead FRB’s first, company-wide, risk management self-assessment;

“FDIC deposit coverage continues to be in place for all customer deposits. Deposit insurance of up to $250,000 per depositor for non-interest bearing accounts has been extended through December 31, 2010,” Paolucci says.

As of March 31, 2010, total deposits were $ 526.7 million, an increase of $24.7 million or 4.93%, over the $502 million reported for March 31, 2009. Interest bearing deposit accounts increased 6.30% to $482.5 million for the period ended March 31, 2010. Core Funding increased 6.05% to 60.54%, from the prior year period. $42.5 million in FHLB advances were paid off over the 12 month period ending March 31, 2010. Total cash and cash equivalents increased $11 million to $ 42.7 million from $31.7 million reported March 31, 2009. Total assets decreased to $616.1 million from the $637.4 million reported March 31, 2009. Total available-for-sale securities increased 65.2% to $121.6 million.

PRESS CONTACT: Rick Saunders, President and CEO First Reliance Bank 2170 W. Palmetto St., Florence, SC 29501 P: 843.674.3001 www.firstreliance.com

PRESS RELEASE

Total Risk- Based capital increased to 12.52% over 12.26% reported March 31, 2009.

Unaudited net income for the three months ended March 31, 2010 was $530,134, compared to $13,865 reported in the prior-year period. Non-interest income was $1.3 million, compared to $1.7 million reported March 31, 2009. Non-interest expense was $4.9 million and $4.7 million for the periods ended March 31, 2010 and 2009, respectively. Diluted earnings (loss) per share were $0.08, compared to the $(0.02) reported in the prior year period.

ABOUT FIRST RELIANCE BANK

First Reliance Bank, founded in 1999, has assets of approximately $616 million, and employs over 145 highly talented associates. The bank serves Columbia, Charleston, and Florence markets in South Carolina. The bank was also recognized as One of the Best Places to Work in South Carolina by the SC BIZ for four consecutive years and was named 2009 Lender of the Year by the South Carolina Housing Authority. First Reliance Bank offers a unique Hometown Heroes package of benefits to serve those who are serving our communities, Check ‘N Save, a community outreach program for the unbanked or under-banked,  a Customer Service Guaranty, a 5 Way Mortgage Guaranty,  FREE Coin Machines, and a Worldwide NO FEE ATM Network. It also offers 8-8 Extended Hours in all of their Florence, Charleston, West Columbia and Lexington locations and is open on most traditional bank holidays. Its commitment to making customers' lives better, and the idea that There's More to Banking Than Money has earned the young bank a customer satisfaction rating of 98% (Lamothe & Associates, Inc., Research Firm) and the number one market share in its headquarters city of Florence, SC. First Reliance Bank is traded as FSRL.OB.  Information about the Company is available on the company’s website at www.firstreliance.com.

This press release contains forward-looking statements about branch openings within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be incorrect. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results.
Consequently, no forward- looking statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

PRESS CONTACT: Rick Saunders, President and CEO First Reliance Bank 2170 W. Palmetto St., Florence, SC 29501 P: 843.674.3001 www.firstreliance.com

PRESS RELEASE

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

Contact Jeffrey A. Paolucci, Executive Vice President and Chief Financial Officer, (843) 674-3250

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PRESS CONTACT: Rick Saunders, President and CEO First Reliance Bank 2170 W. Palmetto St., Florence, SC 29501 P: 843.674.3001 www.firstreliance.com

FIRST RELIANCE BANCSHARES, INC.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
Assets	(Unaudited)	(Audited)
Cash and cash equivalents:
Cash and due from banks	$2,029,201	$2,942,295
Interest-bearing deposits with other banks	40,658,139	50,356,191
Total cash and cash equivalents	42,687,340	53,298,486

Time deposits in other banks	503,107	502,089

Securities available-for-sale	121,633,494	121,948,744
Nonmarketable equity securities	4,812,100	4,812,100
Total investment securities	126,445,594	126,760,844

Mortgage loans held for sale	583,952	5,100,609

Loans receivable	392,192,736	406,627,401
Less allowance for loan losses	(6,725,174)	(9,800,746)
Loans, net	385,467,562	396,826,655

Premises and equipment, net	26,327,343	26,469,436
Accrued interest receivable	2,446,595	2,661,030
Other real estate owned	7,249,401	8,954,214
Cash surrender value life insurance	11,514,595	11,409,937
Other assets	12,939,322	13,525,073

Total assets	$616,164,811	$645,508,373

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$44,229,115	$44,298,626
Interest-bearing transaction accounts	39,366,420	47,733,229
Savings	104,310,169	103,604,793
Time deposits $100,000 and over	190,977,782	195,346,191
Other time deposits	147,795,709	161,780,140
Total deposits	526,679,195	552,762,979
Securities sold under agreement to repurchase	603,062	598,342
Advances from Federal Home Loan Bank	27,000,000	34,000,000
Junior subordinated debentures	10,310,000	10,310,000
Accrued interest payable	654,082	680,880
Other liabilities	4,773,096	1,932,345
Total liabilities	570,019,435	600,284,546

Shareholders’ Equity
Preferred stock, no par value, authorized 10,000,000 shares:
Series A cumulative perpetual preferred stock 15,349 issued
and outstanding at March 31, 2010 and December 31, 2009	14,584,146	14,536,176
Series B cumulative perpetual preferred stock 767 shares issue
and outstanding at March 31, 2010 and December 31, 2009	831,890	835,960
Common stock, $0.01 par value; 20,000,000 shares authorized,
3,703,375 and 3,582,691 shares issued and outstanding
at March 31, 2010 and December 31, 2009, respectively	37,034	35,827
Capital surplus	26,602,763	26,181,576
Treasury stock at cost at 12,090 and 11,535 shares at
at March 31, 2010 and December 31, 2009, respectively	(166,322)	(163,936)
Nonvested restricted stock	(597,925)	(206,004)
Retained earnings	5,546,577	5,269,463
Accumulated other comprehensive income (loss)	(692,787)	(1,265,235)
Total shareholders’ equity	46,145,376	45,223,827

Total liabilities and shareholders’ equity	$616,164,811	$645,508,373

FIRST RELIANCE BANCSHARES, INC.

Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Interest income
Loans, including fees	$6,213,086	$6,967,737
Investment securities
Taxable	609,994	531,316
Nontaxable	652,898	313,418
Federal funds sold	-	983
Other interest income	28,873	9,599
Total	7,504,851	7,823,053

Interest expense
Time deposits over $100,000	1,455,703	1,192,567
Other deposits	1,352,809	1,622,844
Other interest expense	388,799	854,549
Total	3,197,311	3,669,960

Net interest income	4,307,540	4,153,093
Provision for loan losses	186,089	1,300,380

Net interest income after provision for loan losses	4,121,451	2,852,713

Noninterest income
Service charges on deposit accounts	468,220	460,608
Gain on sale of mortgage loans	210,043	660,499
Income from bank owned life insurance	104,658	105,150
Other charges, commissions and fees	152,984	126,999
Gain on sale of securities available-for-sale	1,602	-
Loss on sale of other real estate owned	242,122	(15,892)
Gain on sale of fixed assets	-	86,810
Other non-interest income	104,778	268,943
Total	1,284,407	1,693,117

Noninterest expenses
Salaries and benefits	2,396,066	2,727,150
Occupancy expense	399,534	355,857
Furniture and equipment expense	310,225	285,865
Other operating expenses	1,836,131	1,356,007
Total	4,941,956	4,724,879

Income (loss) before taxes	463,902	(179,049)
Income tax expense (benefit)	(66,232)	(192,914)

Net income	530,134	13,865
Preferred stock dividends	204,574	59,584
Deemed dividends on preferred stock resulting from
net accretion of discount and amortization of premium	43,900	12,684

Net Income (loss) available to common shareholders	$281,660	$(58,403)

Basic earnings (loss) per share	$0.08	$(0.02)
Diluted earnings (loss) per share	$0.08	$(0.02)